Press Release
Exhibit 99.1
Company Contact:
Patrick S. Barrett
Chief Financial Officer
OceanFirst Financial Corp.
Tel: (732) 240-4500, ext. 27507
Email: pbarrett@oceanfirst.com

FOR IMMEDIATE RELEASE

OCEANFIRST FINANCIAL CORP.
ANNOUNCES FIRST QUARTER
FINANCIAL RESULTS
    RED BANK, NEW JERSEY, April 23, 2026 - OceanFirst Financial Corp. (NASDAQ:OCFC) (the “Company”), the holding company for OceanFirst Bank N.A. (the “Bank”), announced net income available to common stockholders of $20.5 million, or $0.36 per diluted share, for the quarter ended March 31, 2026, as compared to $20.5 million, or $0.35 per diluted share, for the corresponding prior year period, and compared to $13.1 million, or $0.23 per diluted share, for the linked quarter. Selected performance metrics are as follows (refer to “Selected Quarterly Financial Data” for additional information):

	For the Three Months Ended,
Performance Ratios (Annualized):	March 31,	December 31,	March 31,
	2026	2025	2025
Return on average assets	0.57%	0.36%	0.62%
Return on average stockholders’ equity	4.95	3.12	4.85
Return on average tangible stockholders’ equity (a)	7.22	4.57	7.05
Return on average tangible common equity (a)	7.22	4.57	7.40
Efficiency ratio	71.13	80.37	65.67
Net interest margin	2.93	2.87	2.90
(a) Return on average tangible stockholders’ equity and return on average tangible common equity (“ROTCE”) are non-GAAP (“generally accepted accounting principles”) financial measures. Refer to “Explanation of Non-GAAP Financial Measures,” “Selected Quarterly Financial Data” and “Other Items - Non-GAAP Reconciliation” tables for reconciliation and additional information regarding non-GAAP financial measures.

Core earnings1 for the quarter ended March 31, 2026 were $24.3 million, or $0.43 per diluted share, an increase from $20.3 million, or $0.35 per diluted share, for the corresponding prior year period, and an increase from $23.5 million, or $0.41 per diluted share, for the linked quarter.
Core earnings PTPP1 for the quarter ended March 31, 2026 were $34.4 million, or $0.60 per diluted share, an increase from $32.4 million, or $0.56 per diluted share, for the corresponding prior year period, and an increase from $33.2 million or $0.58 per diluted share, for the linked quarter. Selected performance metrics are as follows:

	For the Three Months Ended,
	March 31,	December 31,	March 31,
Core Ratios[1] (Annualized):	2026	2025	2025
Return on average assets	0.68%	0.65%	0.62%
Return on average tangible stockholders’ equity	8.56	8.21	7.00
Return on average tangible common equity	8.56	8.21	7.34
Efficiency ratio	66.76	68.19	65.81
Diluted earnings per share	$0.43	$0.41	$0.35
PTPP diluted earnings per share	0.60	0.58	0.56
1 Core earnings and core earnings before income taxes and provision for credit losses (“PTPP” or “Pre-Tax-Pre-Provision”), and ratios derived therefrom, are non-GAAP financial measures. For the periods presented, core earnings exclude the impact of net (gain) loss on equity investments, restructuring charges, credit risk transfer execution expense, Federal Deposit Insurance Corporation (“FDIC”) special assessment (release) expense, merger-related expenses, and the income tax effect of these items, as well as loss on redemption of preferred stock (collectively referred to as “non-core” operations). PTPP excludes the aforementioned pre-tax “non-core” items along with income tax expense (benefit) and provision for credit losses. Refer to “Explanation of Non-GAAP Financial Measures,” “Selected Quarterly Financial Data” and the “Other Items - Non-GAAP Reconciliation” tables for additional information regarding non-GAAP financial measures.

Key developments for the quarter, compared to the linked quarter, are described below:
•Margin and Net Interest Expansion: Net interest margin increased six basis points to 2.93%, from 2.87%, and net interest income increased by $1.2 million, to $96.4 million.
•Sustained Growth: Total loans increased $91.9 million, a 3% annualized growth rate, and included commercial and industrial loan growth of $105.1 million, a 19% annualized growth rate.
•Controlled Expenses: Non-interest expense decreased by 13%, or $10.7 million, to $73.4 million, and operating expenses excluding non-core operations decreased to $69.1 million from $71.2 million.
Chairman and Chief Executive Officer, Christopher D. Maher, commented on the Company’s results, “We are pleased to report strong first quarter results driven by continued loan growth, net interest margin expansion, and expense discipline. The Company remains focused on growing our business and improving profitability through margin expansion and prudent expense discipline.” Mr. Maher added, “Our announced merger agreement with Flushing Financial Corporation (“Flushing”) has recently been approved by shareholders, the New York State Department of Financial Services and the Office of the Comptroller of the Currency. It remains subject to the receipt of the requisite regulatory approval from the Board of Governors of the Federal Reserve System and other customary closing conditions. We continue to expect the merger to close in the second quarter of 2026.”
The Company’s Board of Directors previously declared its 117th consecutive quarterly cash dividend on common stock. The quarterly cash dividend on common stock of $0.20 per share will be paid on May 8, 2026, to common stockholders of record on April 27, 2026.
Results of Operations
The current quarter included an additional $4.2 million of merger-related expenses for the anticipated merger with Flushing and $128,000 of restructuring charges for the discontinuation of residential loan originations.

Net Interest Income and Margin
Three months ended March 31, 2026 vs. March 31, 2025
Net interest income increased to $96.4 million, from $86.7 million, reflecting the net impact of the interest rate environment and an increase in average balances. Net interest margin increased to 2.93%, from 2.90%, which included the impact of purchase accounting accretion and prepayment fees of 0.01% and 0.03%, respectively. Net interest margin increased primarily due to the decrease in cost of funds.
Average interest-earning assets increased by $1.25 billion, primarily due to increases in commercial loans and securities. The average yield for interest-earning assets decreased to 5.10%, from 5.13%, primarily due to the repricing of assets tied to short-term rates.
The cost of average interest-bearing liabilities decreased to 2.66%, from 2.78%, primarily due to repricing of deposits and, to a lesser extent, Federal Home Loan Bank (“FHLB”) advances. The total cost of deposits decreased nine basis points to 1.97%, from 2.06%. Average interest-bearing liabilities increased by $1.19 billion, primarily due to increases in deposits and FHLB advances.
Three months ended March 31, 2026 vs. December 31, 2025
Net interest income increased by $1.2 million, to $96.4 million from $95.3 million, and net interest margin increased to 2.93%, from 2.87%, driven by a decrease in cost of funds. Net interest income included the impact of purchase accounting accretion and prepayment fees of 0.01% for both periods.
Average interest-earning assets increased by $200.5 million, primarily due to increases in commercial loans, while the yield on average interest-earning assets decreased to 5.10%, from 5.19%.
The cost of average interest-bearing liabilities decreased to 2.66%, from 2.83%, primarily due to a decrease in the cost of deposits and FHLB advances. The total cost of deposits decreased to 1.97%, from 2.13%. Average interest-bearing liabilities increased by $248.5 million, primarily due to an increase in FHLB advances.

Provision for Credit Losses
    Provision for credit losses for the quarter ended March 31, 2026 was $2.7 million, as compared to $5.3 million for the corresponding prior year period, and $3.7 million in the linked quarter. The current quarter provision was primarily driven by net loan growth and an increase in criticized and classified loans, partly offset by a decrease in off-balance sheet commitments.
Net loan charge-offs were $701,000 for the quarter ended March 31, 2026, as compared to $636,000 for the corresponding prior year period and $2.0 million for the linked quarter. The prior year period included charge-offs of $720,000 related to the sale of $5.1 million of non-performing residential and consumer loans. The linked quarter included charge-offs of $1.1 million for three commercial relationships and charge-offs of $342,000 related to sales of non-performing residential and consumer loans.
Non-interest Income
Three months ended March 31, 2026 vs. March 31, 2025
Other income decreased to $6.7 million, as compared to $11.3 million. Other income was adversely impacted by non-core operations of $354,000 related to net losses on equity investments in the current quarter. The prior year other income was favorably impacted by non-core operations of $205,000 related to net gains on equity investments.
Excluding non-core operations, other income decreased by $3.9 million. The primary drivers were a decrease in fees and service charges of $1.9 million related to disposition of the title business at the beginning of the fourth quarter last year, and a decrease in a net gain on sale of loans of $886,000 due to the discontinuation of residential loan originations. In addition, the prior period included non-recurring other income of $842,000.
Three months ended March 31, 2026 vs. December 31, 2025
Other income in the linked quarter was $9.4 million and included non-core operations of $230,000 related to net gain on equity investments. Excluding non-core operations, other income decreased by $2.1 million. The primary drivers were decreases in net gain on sale of loans of $779,000 and commercial loan swap income of $774,000 due to lower activity.
Non-interest Expense
Three months ended March 31, 2026 vs. March 31, 2025
Operating expenses increased to $73.4 million, as compared to $64.3 million. Operating expenses in the current quarter were adversely impacted by non-core operations of $4.3 million, due to merger-related expenses and restructuring charges.
Excluding non-core operations, operating expenses increased by $4.8 million. The primary driver was an increase in compensation and benefits of $2.7 million, mostly due to the net impact of discontinuation of residential initiatives and commercial banking hires adjusted for annual inflationary increases. The prior year also included a $1.3 million benefit from normal incentive-related adjustments released. Additional drivers were increases in professional fees of $797,000, partly due to higher consulting fees, other operating expenses of $627,000, mostly due to credit risk transfer premium expense, and data processing expense of $405,000.
Three months ended March 31, 2026 vs. December 31, 2025
Operating expenses in the linked quarter were $84.1 million and included non-core operations of $12.9 million related to restructuring charges, merger-related expenses and credit risk transfer execution expenses. Excluding non-core operations, operating expenses decreased by $2.1 million. The primary drivers were decreases in compensation and benefits of $1.5 million, partly due to fewer working days and the discontinuation of residential loan originations, and marketing expense of $503,000.
Income Tax Expense
The provision for income taxes was $6.5 million for the quarter ended March 31, 2026, as compared to $6.8 million for the same prior year period and $3.8 million for the linked quarter. The effective tax rate was 24.2% for the quarter ended March 31, 2026, as compared to 24.1% for the same prior year period and 22.3% for the linked quarter. The effective tax rate for the linked quarter was positively impacted by higher tax credits, partially offset by higher non-deductible merger expenses.
Financial Condition
March 31, 2026 vs. December 31, 2025
Total assets decreased by $8.0 million to $14.56 billion, primarily due to a decrease in total debt securities, offset by an increase in loans. Debt securities available-for-sale decreased by $50.7 million to $1.18 billion, from $1.23 billion, primarily due to principal reductions, maturities and calls. Debt securities held-to-maturity decreased by $28.7 million to $852.9 million, from $881.6 million, primarily due to principal repayments. Total loans increased by $91.9 million to $11.12 billion, from $11.03 billion, primarily due to an increase in commercial loans of $162.9 million, partly offset by a decrease in total consumer loans of $71.0 million.
Total liabilities decreased by $14.8 million to $12.89 billion, from $12.90 billion primarily related to a decrease in FHLB advances, partly offset by an increase in deposits. FHLB advances decreased by $217.0 million to $1.18 billion, from $1.40 billion driven by a shift to more favorably priced deposits. Deposits increased by $191.5 million to $11.16 billion, from $10.96 billion, primarily due to an increase in interest bearing deposits of $182.2 million. Time deposits decreased by $81.6 million to $2.39 billion, from $2.47 billion, representing 21.4% and 22.5% of total deposits, respectively. Time deposits included a decrease in brokered time deposits of $121.9 million, partly offset by an increase in retail time deposits of $40.6 million. The loan-to-deposit ratio was 99.7%, as compared to 100.6%.
Other liabilities decreased by $7.0 million to $202.3 million, from $209.3 million, mostly due to payment of annual incentive accruals, partly offset by collateral received from counterparties.
Capital levels remain strong and in excess of “well-capitalized” regulatory levels at March 31, 2026, including the Company’s estimated common equity tier one capital ratio of 10.7%.

    Total stockholders’ equity increased to $1.67 billion, as compared to $1.66 billion, primarily due to net income, partially offset by capital returns comprised of dividends and share repurchases. Additionally, accumulated other comprehensive loss increased by $2.4 million primarily due to decreases in the fair market value of available-for-sale debt securities, net of tax.
During the quarter ended March 31, 2026, the Company repurchased 177,450 shares totaling $3.4 million representing a weighted average cost of $19.18, which represented repurchases of exercised options and vesting of awards from employees outside of the authorized share repurchase program. As of March 31, 2026, the Company had 3,226,284 shares available for repurchase under the authorized repurchase programs.
The Company’s tangible common equity2 increased by $7.7 million to $1.14 billion. The Company’s stockholders’ equity to assets ratio was 11.47% at March 31, 2026, and tangible common equity to tangible assets ratio increased by 6 basis points during the year to 8.15%, primarily due to the drivers described above.
Book value per common share increased to $28.98, as compared to $28.97. Tangible book value per common share2 increased to $19.86, as compared to $19.79.

Asset Quality
March 31, 2026 vs. December 31, 2025
Non-performing loans increased to $34.6 million, from $27.8 million, primarily related to one commercial loan, and represented 0.31% and 0.25% of total loans, respectively. The allowance for loan credit losses as a percentage of total non-performing loans was 248.60%, as compared to 301.27%. The level of 30 to 89 days delinquent loans increased to $55.9 million, from $47.8 million, primarily related to commercial loans. Criticized and classified loans and other real estate owned increased to $180.7 million, from $122.1 million, primarily due to one accruing commercial and industrial relationship of
2 Tangible book value per common share and tangible common equity to tangible assets are non-GAAP financial measures and exclude the impact of intangible assets, goodwill, and preferred equity from both stockholders’ equity and total assets. Refer to “Explanation of Non-GAAP Financial Measures” and the “Other Items - Non-GAAP Reconciliation” tables for additional information regarding non-GAAP financial measures.

$50.4 million. The Company’s allowance for loan credit losses was 0.77% of total loans, as compared to 0.76%. Refer to “Provision for Credit Losses” section for further discussion.
The Company’s asset quality, excluding purchased with credit deterioration (“PCD”) loans, was as follows. Non-performing loans increased to $28.7 million, from $22.4 million. The allowance for loan credit losses as a percentage of total non-performing loans was 299.64%, as compared to 374.46%. The level of 30 to 89 days delinquent loans, excluding non-performing loans, increased to $47.1 million, from $44.7 million.
Explanation of Non-GAAP Financial Measures
    Reported amounts are presented in accordance with GAAP. The Company’s management believes that the supplemental non-GAAP information, which consists of reported net income excluding non-core operations and in some instances excluding income taxes and provision for credit losses, and reporting equity and asset amounts excluding intangible assets, goodwill or preferred stock, all of which can vary from period to period, provides a better comparison of period-to-period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures, which may be presented by other companies. Refer to the Non-GAAP Reconciliation table at the end of this document for details on the earnings impact of these items.

Conference Call
    As previously announced, the Company will host an earnings conference call on Friday, April 24, 2026 at 11:00 a.m. Eastern Time. The direct dial number for the call is (888) 596-4144, using the access code 3895064. For those unable to participate in the conference call, a replay will be available. To access the replay, dial (800) 770-2030 using the access code 3895064, from one hour after the end of the call until May 1, 2026. The conference call, as well as the replay, are also available (listen-only) by internet webcast at www.oceanfirst.com in the Investor Relations section.
* * *
    OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank N.A., founded in 1902, is a $14.6 billion regional bank providing financial services throughout New Jersey and in the major metropolitan areas from Massachusetts through Virginia. OceanFirst Bank delivers commercial and residential financing, treasury management, trust and asset management, and deposit services and is one of the largest and oldest community-based financial institutions headquartered in New Jersey. To learn more about OceanFirst, go to www.oceanfirst.com.

Forward-Looking Statements

In addition to historical information, this press release contains certain forward-looking statements within the meaning of the federal securities laws, which are based on certain assumptions and describe future plans, strategies and expectations of the Company. Forward-looking statements may be identified by the use of the words such as “ estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “strategy,” “future,” “opportunity,” “may,” “could,” “target,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters, although not all forward-looking statements contain such identifying words. These statements are based on various assumptions, whether or not identified in this document, and on the current expectations of the Company’s management and are not predictions of actual performance, and, as a result, are subject to risks and uncertainties. These forward-looking statements are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict, may differ from assumptions and many are beyond the control of the Company. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.
These forward-looking statements may include statements with respect to the proposed transaction between the Company and Flushing and the proposed investment by Warburg Pincus LLC (“Warburg”) in the Company’s equity securities.
Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to: changes in interest rates, inflation, general economic conditions, including potential recessionary conditions, levels of unemployment in the Company’s lending area, real estate market values in the Company’s lending area, potential goodwill impairment, natural disasters, potential increases to flood insurance premiums, the current or anticipated impact of military conflict, terrorism or other geopolitical events, the imposition of tariffs or other domestic or international governmental policies and retaliatory responses, the effects of a potential future federal government shutdown, the level of prepayments on loans and mortgage-backed securities, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, the availability of low-cost funding, changes in liquidity, including the size and composition of the Company’s deposit portfolio and the percentage of uninsured deposits in the portfolio, changes in capital management and balance sheet strategies and the ability to successfully implement such strategies, competition, demand for financial services in the Company’s market area, our ability to enter into new markets and capitalize on growth opportunities, the adequacy of and changes in the economic assumptions and methodology for computing the allowance for credit losses, availability of capital, competition, our ability to maintain and increase market share and control expenses, changes in investor sentiment and consumer spending, borrowing and savings habits, changes in accounting principles, a failure in or breach of the Company’s operational or security systems or infrastructure, including cyberattacks and fraud, the failure to maintain current technologies, failure to retain or attract employees, the impact of pandemics on our operations and financial results and those of our customers and the Bank’s ability to successfully integrate acquired operations.
Additional forward-looking statements related to the proposed transaction with Flushing and the proposed investment by Warburg include, but are not limited to: (i) the risk that the proposed transaction may not be completed in a timely manner or at all; (ii) the failure to satisfy the conditions to the consummation of the proposed transaction, including obtaining the necessary regulatory approvals (and the risk that such regulatory approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction); (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement between the Company and Flushing; (iv) the inability to obtain alternative capital in the event it becomes necessary to complete the proposed transaction; (v) the effect of the announcement or pendency of the proposed transaction on Company’s and Flushing’s business relationships, operating results and business generally; (vi) risks that the proposed transaction disrupts current plans and operations of the Company and Flushing; (vii) potential difficulties in retaining Company and Flushing customers and employees as a result of the proposed transaction; (viii) potential litigation relating to the proposed transaction that could be instituted against the Company, Flushing or their respective directors and officers, including the effects of any outcomes related thereto; (ix) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected expenses, factors or events; (x) the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where the Company and Flushing do business; and (xi) the dilution caused by the Company’s issuance of additional shares of its capital stock in connection with the transaction. The foregoing list of factors is not exhaustive. All forward-looking statements are expressly qualified in their entirety by the cautionary statements set forth above.
These risks and uncertainties are further discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, under Item 1A - Risk Factors and elsewhere, and subsequent securities filings and should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OceanFirst Financial Corp.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands)

	March 31,	December 31,	March 31,
	2026	2025	2025
	(Unaudited)		(Unaudited)
Assets
Cash and due from banks	$136,981	$135,130	$163,721
Debt securities available-for-sale, at estimated fair value	1,181,087	1,231,827	746,168
Debt securities held-to-maturity, net of allowance for securities credit losses of $754 at March 31, 2026, $811 at December 31, 2025, and $898 at March 31, 2025 (estimated fair value of $793,409 at March 31, 2026, $825,790 at December 31, 2025, and $926,075 at March 31, 2025)	852,917	881,568	1,005,476
Equity investments	88,239	91,882	87,365
Restricted equity investments, at cost	119,503	129,329	102,172
Loans receivable, net of allowance for loan credit losses of $86,110 at March 31, 2026, $83,726 at December 31, 2025, and $78,798 at March 31, 2025	11,059,275	10,970,666	10,058,072
Loans held-for-sale	—	5,768	9,698
Interest and dividends receivable	49,588	49,010	44,843
Other real estate owned	10,393	10,266	1,917
Premises and equipment, net	112,066	112,743	114,588
Bank owned life insurance	271,650	270,301	269,398
Goodwill	517,481	517,481	523,308
Intangibles	8,198	9,046	11,740
Other assets	148,958	149,300	170,812
Total assets	$14,556,336	$14,564,317	$13,309,278
Liabilities and Stockholders’ Equity
Deposits	$11,155,916	$10,964,405	$10,177,023
Federal Home Loan Bank advances	1,180,179	1,397,179	891,021
Securities sold under agreements to repurchase with customers	67,249	54,434	65,132
Other borrowings	255,518	255,233	197,808
Advances by borrowers for taxes and insurance	25,851	21,245	28,789
Other liabilities	202,255	209,271	240,388
Total liabilities	12,886,968	12,901,767	11,600,161
Stockholders’ equity:
OceanFirst Financial Corp. stockholders’ equity	1,669,368	1,662,550	1,708,322
Non-controlling interest	—	—	795
Total stockholders’ equity	1,669,368	1,662,550	1,709,117
Total liabilities and stockholders’ equity	$14,556,336	$14,564,317	$13,309,278

OceanFirst Financial Corp.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	For the Three Months Ended,
	March 31,	December 31,	March 31,
	2026	2025	2025
	|---------------------- (Unaudited) ----------------------|
Interest income:
Loans	$145,324	$146,550	$133,019
Debt securities	19,810	21,681	17,270
Equity investments and other	3,157	3,501	3,414
Total interest income	168,291	171,732	153,703
Interest expense:
Deposits	53,695	59,615	51,046
Borrowed funds	18,149	16,839	16,005
Total interest expense	71,844	76,454	67,051
Net interest income	96,447	95,278	86,652
Provision for credit losses	2,738	3,700	5,340
Net interest income after provision for credit losses	93,709	91,578	81,312
Other income (loss):
Bankcard services revenue	1,629	1,789	1,463
Trust and asset management revenue	433	350	406
Fees and service charges	2,813	2,994	4,712
Net (loss) gain on sales of loans	(28)	751	858
Net (loss) gain on equity investments	(354)	230	205
Net loss from other real estate operations	(164)	(10)	(16)
Income from bank owned life insurance	1,874	2,127	1,852
Commercial loan swap income	345	1,119	620
Other	200	61	1,153
Total other income	6,748	9,411	11,253
Operating expenses:
Compensation and employee benefits	39,484	40,984	36,740
Occupancy	5,832	5,825	5,497
Equipment	921	876	921
Marketing	963	1,466	1,108
Federal deposit insurance and regulatory assessments	3,215	3,102	2,983
Data processing	7,052	7,104	6,647
Check card processing	1,098	1,086	1,170
Professional fees	3,222	4,862	2,425
Amortization of intangibles	848	888	940
Merger-related expenses	4,150	4,253	—
Restructuring charges	128	7,379	—
Other operating expenses	6,490	6,317	5,863
Total operating expenses	73,403	84,142	64,294
Income before provision for income taxes	27,054	16,847	28,271
Provision for income taxes	6,548	3,754	6,808
Net income	20,506	13,093	21,463
Net loss attributable to non-controlling interest	—	—	(46)
Net income attributable to OceanFirst Financial Corp.	20,506	13,093	21,509
Dividends on preferred shares	—	—	1,004
Net income available to common stockholders	$20,506	$13,093	$20,505
Basic earnings per share	$0.36	$0.23	$0.35
Diluted earnings per share	$0.36	$0.23	$0.35
Average basic shares outstanding	57,043	56,942	58,102
Average diluted shares outstanding	57,048	56,954	58,111

OceanFirst Financial Corp.
SELECTED LOAN AND DEPOSIT DATA
(dollars in thousands)

LOANS RECEIVABLE		At
		March 31,	December 31,	September 30,	June 30,	March 31,
		2026	2025	2025	2025	2025
Commercial:
Commercial real estate - investor		$5,478,832	$5,420,989	$5,211,220	$5,068,125	$5,200,137
Commercial and industrial:
Commercial and industrial - real estate		1,016,912	986,431	997,122	914,406	896,647
Commercial and industrial - non-real estate		1,302,128	1,227,556	998,860	862,504	748,575
Total commercial and industrial		2,319,040	2,213,987	1,995,982	1,776,910	1,645,222
Total commercial		7,797,872	7,634,976	7,207,202	6,845,035	6,845,359
Consumer:
Residential real estate		3,128,023	3,194,264	3,135,200	3,119,232	3,053,318
Home equity loans and lines and other consumer ("other consumer")		198,048	202,763	215,581	220,820	226,633
Total consumer		3,326,071	3,397,027	3,350,781	3,340,052	3,279,951
Total loans		11,123,943	11,032,003	10,557,983	10,185,087	10,125,310
Deferred origination costs (fees), net		21,442	22,389	13,105	13,960	11,560
Allowance for loan credit losses		(86,110)	(83,726)	(81,236)	(79,266)	(78,798)
Loans receivable, net		$11,059,275	$10,970,666	$10,489,852	$10,119,781	$10,058,072
Mortgage loans serviced for others		$344,316	$365,431	$340,740	$288,211	$222,963
	At March 31, 2026 Average Yield
Loan pipeline (1):
Commercial	6.70%	$417,356	$464,602	$710,933	$790,768	$375,622
Residential real estate (2)	6.07	461	9,457	136,797	146,921	116,121
Other consumer (2)	—	—	—	16,184	17,110	12,681
Total	6.70%	$417,817	$474,059	$863,914	$954,799	$504,424

	For the Three Months Ended
	March 31,		December 31,	September 30,	June 30,	March 31,
	2026		2025	2025	2025	2025
	Average Yield
Loan originations:
Commercial (3)	6.68%	$422,907	$786,186	$739,154	$425,877	$233,968
Residential real estate	6.01	5,824	249,540	250,066	274,314	167,162
Other consumer	—	—	14,859	18,087	15,813	15,825
Total	6.67%	$428,731	$1,050,585	$1,007,307	$716,004	$416,955
Loans sold (4)		$2,704	$107,486	$145,735	$142,431	$104,991
(1)Loan pipeline includes loans approved but not funded.
(2)As of December 31, 2025, the Company has discontinued its residential and consumer originations, and the pipeline represents the remaining commitments expected to close in 2026.
(3)Excludes commercial loan pool purchases of $24.3 million for the three months ended March 31, 2025
(4)Excludes sale of non-performing residential and consumer loans of $2.5 million, $2.2 million and $5.1 million for the three months ended December 31, 2025, June 30, 2025 and March 31, 2025, respectively.

DEPOSITS	At
	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
Type of Account
Non-interest-bearing	$1,757,097	$1,741,958	$1,731,760	$1,686,627	$1,660,738
Interest-bearing checking	4,536,726	4,354,485	4,090,930	3,845,602	4,006,653
Money market	1,488,653	1,412,917	1,397,434	1,377,999	1,337,570
Savings	986,208	986,195	1,000,488	1,022,918	1,052,504
Time deposits (1)	2,387,232	2,468,850	2,215,382	2,299,296	2,119,558
Total deposits	$11,155,916	$10,964,405	$10,435,994	$10,232,442	$10,177,023
(1)Includes brokered time deposits of $487.9 million, $609.8 million, $405.1 million, $522.8 million, and $370.5 million at March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025, and March 31, 2025, respectively.

OceanFirst Financial Corp.
ASSET QUALITY
(dollars in thousands)

ASSET QUALITY (1) (2)	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
Non-performing loans:
Commercial real estate - investor	$18,970	$13,636	$23,570	$20,457	$23,595
Commercial and industrial:
Commercial and industrial - real estate	5,541	4,813	7,469	4,499	4,690
Commercial and industrial - non-real estate	228	640	394	311	22
Total commercial and industrial	5,769	5,453	7,863	4,810	4,712
Residential real estate	7,011	6,200	7,334	5,318	5,709
Other consumer	2,888	2,502	2,496	2,926	2,954
Total non-performing loans (2)	$34,638	$27,791	$41,263	$33,511	$36,970
Other real estate owned	10,393	10,266	7,498	7,680	1,917
Total non-performing assets	$45,031	$38,057	$48,761	$41,191	$38,887
Delinquent loans 30 to 89 days	$55,876	$47,808	$19,817	$14,740	$46,246
Modifications to borrowers experiencing financial difficulty
Non-performing (included in total non-performing loans above)	$5,460	$956	$7,693	$8,129	$8,307
Performing	15,083	23,898	23,952	31,986	27,592
Total modifications to borrowers experiencing financial difficulty	$20,543	$24,854	$31,645	$40,115	$35,899
Allowance for loan credit losses	$86,110	$83,726	$81,236	$79,266	$78,798
Allowance for unfunded commitments	3,738	4,028	4,636	3,289	2,846
Allowance for loan credit losses as a percent of total loans receivable (3)	0.77%	0.76%	0.77%	0.78%	0.78%
Allowance for loan credit losses as a percent of total non-performing loans (3)	248.60	301.27	196.87	236.54	213.14
Non-performing loans as a percent of total loans receivable	0.31	0.25	0.39	0.33	0.37
Non-performing assets as a percent of total assets	0.31	0.26	0.34	0.31	0.29
Supplemental PCD and non-performing loans
PCD loans, net of allowance for loan credit losses	$14,604	$14,968	$19,003	$20,934	$21,737
Non-performing PCD loans	5,900	5,432	5,677	6,800	7,724
Delinquent PCD and non-performing loans 30 to 89 days	8,794	3,103	2,987	2,590	10,489
PCD modifications to borrowers experiencing financial difficulty (2)	16	18	20	20	22
Asset quality, excluding PCD loans
Non-performing loans (2)	28,738	22,359	35,586	26,711	29,246
Non-performing assets	39,131	32,625	43,084	34,391	31,163
Delinquent loans 30 to 89 days (excludes non-performing loans)	47,082	44,705	16,830	12,150	35,757
Modifications to borrowers experiencing financial difficulty (2)	20,527	24,836	31,625	40,095	35,877
Allowance for loan credit losses as a percent of total non-performing loans (3)	299.64%	374.46%	228.28%	296.75%	269.43%
Non-performing loans as a percent of total loans receivable	0.26	0.20	0.34	0.26	0.29
Non-performing assets as a percent of total assets	0.27	0.22	0.30	0.26	0.23
(1)Asset quality metrics exclude loans held for sale.
(2)The quarters ended December 31, 2025, June 30, 2025 and March 31, 2025 included the sale of non-performing residential and consumer loans of $2.5 million, $2.2 million and $5.1 million, respectively.
(3)Loans acquired from acquisitions were recorded at fair value. The net unamortized credit and PCD marks on these loans, not reflected in the allowance for loan credit losses, was $3.8 million, $4.0 million, $4.4 million, $5.0 million and $5.6 million at March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025, and March 31, 2025, respectively.

(continued)

NET LOAN CHARGE-OFFS	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
Net loan charge-offs:
Loan charge-offs	$(956)	$(2,190)	$(850)	$(2,415)	$(798)
Recoveries on loans	255	216	233	197	162
Net loan charge-offs	$(701)	$(1,974)	$(617)	$(2,218)	$(636)
Net loan charge-offs to average total loans (annualized)	0.03%	0.07%	0.02%	0.09%	0.03%
Net loan (charge-offs) recoveries detail:
Commercial (1)	$(736)	$(1,676)	$(522)	$(1,666)	$25
Residential real estate (2)	(7)	(268)	(24)	(348)	(720)
Other consumer (2)	42	(30)	(71)	(204)	59
Net loan charge-offs	$(701)	$(1,974)	$(617)	$(2,218)	$(636)
(1)The three months ended June 30, 2025 included charge-offs related to two commercial relationships of $1.6 million.
(2)The three months ended December 31, 2025, June 30, 2025 and March 31, 2025 included charge-offs of $342,000, $445,000 and $720,000, respectively, related to the sale of non-performing residential and consumer loans.

OceanFirst Financial Corp.
ANALYSIS OF NET INTEREST INCOME

	For the Three Months Ended
	March 31, 2026			December 31, 2025			March 31, 2025
(dollars in thousands)	Average Balance	Interest	Average Yield/ Cost (1)	Average Balance	Interest	Average Yield/ Cost (1)	Average Balance	Interest	Average Yield/ Cost (1)
Assets:
Interest-earning assets:
Interest-earning deposits and short-term investments	$83,036	$662	3.23%	$93,474	$988	4.19%	$95,439	$983	4.18%
Securities (2)	2,282,663	22,305	3.96	2,339,646	24,194	4.10	2,003,206	19,701	3.99
Loans receivable, net (3)
Commercial	7,687,461	109,097	5.76	7,382,168	109,795	5.90	6,781,005	98,260	5.88
Residential real estate	3,167,262	33,141	4.19	3,194,529	33,377	4.18	3,065,679	31,270	4.08
Other consumer	199,318	3,086	6.28	211,650	3,378	6.33	228,553	3,489	6.19
Allowance for loan credit losses, net of deferred loan costs and fees	(61,878)	—	—	(64,107)	—	—	(61,854)	—	—
Loans receivable, net	10,992,163	145,324	5.34	10,724,240	146,550	5.43	10,013,383	133,019	5.37
Total interest-earning assets	13,357,862	168,291	5.10	13,157,360	171,732	5.19	12,112,028	153,703	5.13
Non-interest-earning assets	1,192,836			1,180,416			1,199,865
Total assets	$14,550,698			$14,337,776			$13,311,893
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing checking	$4,509,841	22,820	2.05%	$4,464,604	25,575	2.27%	$4,135,952	21,433	2.10%
Money market	1,472,989	8,808	2.43	1,643,192	11,500	2.78	1,322,003	9,353	2.87
Savings	988,964	1,306	0.54	989,003	1,492	0.60	1,058,015	1,785	0.68
Time deposits	2,372,824	20,761	3.55	2,270,671	21,048	3.68	1,916,109	18,475	3.91
Total	9,344,618	53,695	2.33	9,367,470	59,615	2.52	8,432,079	51,046	2.46
FHLB Advances	1,261,984	12,884	4.14	984,934	10,912	4.40	996,293	11,359	4.62
Securities sold under agreements to repurchase	59,806	384	2.60	65,891	427	2.57	64,314	428	2.70
Other borrowings	299,919	4,881	6.60	299,565	5,500	7.28	283,150	4,218	6.04
Total borrowings	1,621,709	18,149	4.54	1,350,390	16,839	4.95	1,343,757	16,005	4.83
Total interest-bearing liabilities	10,966,327	71,844	2.66	10,717,860	76,454	2.83	9,775,836	67,051	2.78
Non-interest-bearing deposits	1,731,789			1,755,211			1,597,972
Non-interest-bearing liabilities	174,100			199,504			222,951
Total liabilities	12,872,216			12,672,575			11,596,759
Stockholders’ equity	1,678,482			1,665,201			1,715,134
Total liabilities and stockholders’ equity	$14,550,698			$14,337,776			$13,311,893
Net interest income		$96,447			$95,278			$86,652
Net interest rate spread (4)			2.44%			2.36%			2.35%
Net interest margin (5)			2.93%			2.87%			2.90%
Total cost of deposits (including non-interest-bearing deposits)			1.97%			2.13%			2.06%

(1)    Average yields and costs are annualized.
(2)    Amounts represent debt and equity securities, including FHLB and Federal Reserve Bank stock, and are recorded at average amortized cost, net of allowance for securities credit losses.
(3)    Amount is net of deferred loan costs and fees, undisbursed loan funds, discounts and premiums and allowance for loan credit losses, and includes loans held-for-sale and non-performing loans.
(4)    Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5)    Net interest margin represents net interest income divided by average interest-earning assets.

OceanFirst Financial Corp.
SELECTED QUARTERLY FINANCIAL DATA
(in thousands, except per share amounts)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
Selected Financial Condition Data:
Total assets	$14,556,336	$14,564,317	$14,324,664	$13,327,847	$13,309,278
Debt securities available-for-sale, at estimated fair value	1,181,087	1,231,827	1,261,580	735,561	746,168
Debt securities held-to-maturity, net of allowance for securities credit losses	852,917	881,568	919,734	968,969	1,005,476
Equity investments	88,239	91,882	90,731	87,808	87,365
Restricted equity investments, at cost	119,503	129,329	142,398	106,538	102,172
Loans receivable, net of allowance for loan credit losses	11,059,275	10,970,666	10,489,852	10,119,781	10,058,072
Deposits	11,155,916	10,964,405	10,435,994	10,232,442	10,177,023
Federal Home Loan Bank advances	1,180,179	1,397,179	1,705,585	938,687	891,021
Securities sold under agreements to repurchase from customers and other borrowings	322,767	309,667	263,007	259,509	262,940
Total stockholders’ equity	1,669,368	1,662,550	1,653,427	1,643,680	1,709,117

	For the Three Months Ended,
	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
Selected Operating Data:
Interest income	$168,291	$171,732	$162,194	$154,825	$153,703
Interest expense	71,844	76,454	71,537	67,189	67,051
Net interest income	96,447	95,278	90,657	87,636	86,652
Provision for credit losses	2,738	3,700	4,092	3,039	5,340
Net interest income after provision for credit losses	93,709	91,578	86,565	84,597	81,312
Other income (excluding equity investments)	7,102	9,181	12,311	11,245	11,048
Net (loss) gain on equity investments	(354)	230	(7)	488	205
Operating expenses (excluding non-core operations)	69,125	71,227	72,390	71,474	64,294
Restructuring charges	128	7,379	4,147	—	—
Credit risk transfer execution expense	—	1,283	—	—	—
FDIC special assessment release	—	—	(210)	—	—
Merger-related expenses	4,150	4,253	—	—	—
Income before provision for income taxes	27,054	16,847	22,542	24,856	28,271
Provision for income taxes	6,548	3,754	5,156	5,771	6,808
Net income	20,506	13,093	17,386	19,085	21,463
Net income (loss) attributable to non-controlling interest	—	—	56	39	(46)
Net income attributable to OceanFirst Financial Corp.	$20,506	$13,093	$17,330	$19,046	$21,509
Net income available to common stockholders	$20,506	$13,093	$17,330	$16,200	$20,505
Diluted earnings per share	$0.36	$0.23	$0.30	$0.28	$0.35
Net accretion/amortization of purchase accounting adjustments included in net interest income	$59	$222	$510	$420	$219

(continued)

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
Selected Financial Ratios and Other Data(1) (2):
Performance Ratios (Annualized):
Return on average assets (3)	0.57%	0.36%	0.51%	0.49%	0.62%
Return on average tangible assets (3) (4)	0.59	0.38	0.53	0.51	0.65
Return on average stockholders’ equity (3)	4.95	3.12	4.15	3.86	4.85
Return on average tangible stockholders’ equity (3) (4)	7.22	4.57	6.13	5.66	7.05
Return on average tangible common equity (3) (4)	7.22	4.57	6.13	5.66	7.40
Stockholders’ equity to total assets	11.47	11.42	11.54	12.33	12.84
Tangible stockholders’ equity to tangible assets (4)	8.15	8.09	8.12	8.67	9.19
Tangible common equity to tangible assets (4)	8.15	8.09	8.12	8.67	8.76
Net interest rate spread	2.44	2.36	2.36	2.37	2.35
Net interest margin	2.93	2.87	2.91	2.91	2.90
Operating expenses to average assets	2.05	2.33	2.23	2.16	1.96
Efficiency ratio (5)	71.13	80.37	74.13	71.93	65.67
Loan-to-deposit ratio	99.70	100.60	101.20	99.50	99.50

(continued)

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
Trust and Asset Management:
Wealth assets under administration and management (“AUA/M”)	$142,962	$142,030	$143,708	$141,921	$149,106
Nest Egg AUA/M	469,586	485,606	463,906	462,664	453,803
Total AUA/M	612,548	627,636	607,614	604,585	602,909
Per Share Data:
Cash dividends per common share	$0.20	$0.20	$0.20	$0.20	$0.20
Book value per common share at end of period	28.98	28.97	28.81	28.64	29.27
Tangible book value per common share at end of period (4)	19.86	19.79	19.52	19.34	19.16
Common shares outstanding at end of period	57,600,069	57,390,569	57,388,603	57,383,975	58,383,525
Preferred shares outstanding at end of period	—	—	—	—	57,370
Number of full-service customer facilities:	41	41	40	40	39
Quarterly Average Balances
Total securities	$2,282,663	$2,339,646	$1,990,917	$1,917,114	$2,003,206
Loans receivable, net	10,992,163	10,724,240	10,278,610	10,036,785	10,013,383
Total interest-earning assets	13,357,862	13,157,360	12,363,997	12,065,530	12,112,028
Total goodwill and intangibles	526,228	529,006	533,835	534,734	535,657
Total assets	14,550,698	14,337,776	13,551,194	13,248,073	13,311,893
Time deposits	2,372,824	2,270,671	2,105,734	2,175,564	1,916,109
Total deposits (including non-interest-bearing deposits)	11,076,407	11,122,681	10,263,523	10,176,895	10,030,051
Total borrowings	1,621,709	1,350,390	1,432,196	1,201,878	1,343,757
Total interest-bearing liabilities	10,966,327	10,717,860	9,975,062	9,739,728	9,775,836
Non-interest bearing deposits	1,731,789	1,755,211	1,720,657	1,639,045	1,597,972
Stockholders' equity	1,678,482	1,665,201	1,655,893	1,682,647	1,715,134
Tangible stockholders’ equity (4)	1,152,254	1,136,195	1,122,058	1,147,913	1,179,477

Quarterly Yields and Costs
Total securities	3.96%	4.10%	3.83%	3.82%	3.99%
Loans receivable, net	5.34	5.43	5.49	5.41	5.37
Total interest-earning assets	5.10	5.19	5.21	5.14	5.13
Time deposits	3.55	3.68	3.73	3.74	3.91
Total cost of deposits (including non-interest-bearing deposits)	1.97	2.13	2.06	2.06	2.06
Total borrowed funds	4.54	4.95	5.07	4.98	4.83
Total interest-bearing liabilities	2.66	2.83	2.85	2.77	2.78
Net interest spread	2.44	2.36	2.36	2.37	2.35
Net interest margin	2.93	2.87	2.91	2.91	2.90
(1)    With the exception of end of quarter ratios, all ratios are based on average daily balances.
(2)    Performance ratios for each period are presented on a GAAP basis and include non-core operations. Refer to “Other Items - Non-GAAP Reconciliation.”
(3)    Ratios for each period are based on net income available to common stockholders.
(4)    Tangible stockholders’ equity and tangible assets exclude goodwill and other intangibles. Tangible common equity (also referred to as “tangible book value”) excludes goodwill, intangibles and preferred equity. Refer to “Other Items - Non-GAAP Reconciliation.”
(5)    Efficiency ratio represents the ratio of operating expenses to the aggregate of other income and net interest income.

OceanFirst Financial Corp.
OTHER ITEMS
(dollars in thousands, except per share amounts)

NON-GAAP RECONCILIATION

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
Core Earnings:
Net income available to common stockholders (GAAP)	$20,506	$13,093	$17,330	$16,200	$20,505
Adjustments to exclude the impact of non-recurring and non-core items:
Net loss (gain) on equity investments	354	(230)	7	(488)	(205)
Restructuring charges	128	7,379	4,147	—	—
Credit risk transfer execution expense	—	1,283	—	—	—
FDIC special assessment release	—	—	(210)	—	—
Merger-related expenses	4,150	4,253	—	—	—
Income tax (benefit) expense on items	(806)	(2,254)	(926)	115	49
Loss on redemption of preferred stock	—	—	—	1,842	—
Core earnings (Non-GAAP)	$24,332	$23,524	$20,348	$17,669	$20,349
Income tax expense	$6,548	$3,754	$5,156	$5,771	$6,808
Provision for credit losses	2,738	3,700	4,092	3,039	5,340
Less: income tax (benefit) expense on non-core items	(806)	(2,254)	(926)	115	49
Core earnings PTPP (Non-GAAP)	$34,424	$33,232	$30,522	$26,364	$32,448
Core earnings diluted earnings per share	$0.43	$0.41	$0.36	$0.31	$0.35
Core earnings PTPP diluted earnings per share	$0.60	$0.58	$0.54	$0.46	$0.56

Core Ratios (Annualized):
Return on average assets	0.68%	0.65%	0.60%	0.53%	0.62%
Return on average tangible stockholders’ equity	8.56	8.21	7.19	6.17	7.00
Return on average tangible common equity	8.56	8.21	7.19	6.17	7.34
Efficiency ratio	66.76	68.19	70.30	72.28	65.81

(continued)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
Tangible Equity:
Total stockholders' equity	$1,669,368	$1,662,550	$1,653,427	$1,643,680	$1,709,117
Less:
Goodwill	517,481	517,481	523,308	523,308	523,308
Intangibles	8,198	9,046	9,934	10,834	11,740
Tangible stockholders' equity	1,143,689	1,136,023	1,120,185	1,109,538	1,174,069
Less:
Preferred stock	—	—	—	—	55,527
Tangible common equity	$1,143,689	$1,136,023	$1,120,185	$1,109,538	$1,118,542

Tangible Assets:
Total assets	$14,556,336	$14,564,317	$14,324,664	$13,327,847	$13,309,278
Less:
Goodwill	517,481	517,481	523,308	523,308	523,308
Intangibles	8,198	9,046	9,934	10,834	11,740
Tangible assets	$14,030,657	$14,037,790	$13,791,422	$12,793,705	$12,774,230

Tangible stockholders' equity to tangible assets	8.15%	8.09%	8.12%	8.67%	9.19%
Tangible common equity to tangible assets	8.15%	8.09%	8.12%	8.67%	8.76%